Exhibit 99.1

EXECUTIVE AGREEMENT, dated as of [•] (the “Effective Date”), between OLIN CORPORATION, a Virginia corporation (“Olin”), and              (the “Executive”).

WHEREAS Executive is a key member of Olin’s management; and

WHEREAS Olin believes that it is appropriate to provide Executive with certain specified severance compensation and benefits in the event of termination of employment under certain circumstances as set forth in more detail below.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement:

(a) “Board” means the Board of Directors of Olin.

(b) “Cause” means the willful and continued failure of Executive to substantially perform Executive’s duties (other than any such failure resulting from of Executive’s incapacity due to physical or mental illness or injury); the willful engaging by Executive in gross misconduct significantly and demonstrably financially injurious to Olin; or willful misconduct by Executive in the course of Executive’s employment which is a felony or fraud. No act or failure to act on the part of Executive will be considered “willful” unless done or omitted not in good faith and without reasonable belief that the action or omission was in the interests of Olin or not opposed to the interests of Olin and unless the act or failure to act has not been cured by Executive within 14 days after written notice to Executive specifying the nature of such violations. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without reasonable written notice to Executive setting forth the reasons for Olin’s intention to terminate for Cause.

(c) “Executive Severance” means:

(i) twelve months of Executive’s then current monthly salary; plus

(ii) an amount equal to the greater of (A) Executive’s average annual award actually paid in cash (or, in the event that the award in respect of the calendar year immediately prior to the year in which the date of Termination occurs has not yet been paid, the amount of such award that would have been payable in cash in the year in which the date of Termination occurs had Executive not incurred a Termination) under Olin’s short-term annual incentive compensation plans or programs (“ICP”) (including zero if nothing was paid or deferred but including any portion thereof Executive has elected to defer and, for the avoidance of doubt, excluding any portion of an annual award that Executive does not have a right to receive currently in cash) in respect of the three calendar years immediately preceding the calendar year in which the date of Termination occurs (or if Executive has not participated in ICP for such three completed calendar years, the average of any such awards in respect of the shorter period of years in which Executive was a participant) and (B) Executive’s then current ICP standard annual award in respect of the year in which the Date of Termination occurs.

(d) “Termination” means the termination of Executive’s employment by Olin other than for Cause and other than due to Executive’s death or disability. For purposes solely of clarification, it is understood that (x) if, in connection with the spinoff of an Olin business or Olin’s assets as a separate public company to Olin’s shareholders, Executive accepts employment with, and becomes employed at, the spunoff company or its affiliate, the termination of Executive’s employment with Olin shall not be considered a “Termination” for purposes of this Agreement and (y) except as provided in Section 4(d), in connection with the sale of an Olin business or assets to a third party or the transfer or sale of an Olin business or Olin’s assets to a joint venture to be owned directly or indirectly by Olin with one or more third parties, if Executive accepts employment with, and becomes employed by, such buyer or its affiliate or such joint venture or its affiliate in connection with such transaction, such cessation of employment with Olin shall not be considered a “Termination” for purposes of this Agreement.

SECTION 2. Entire Agreement; Prior Agreements. This Agreement [(together with the Executive Change in Control Agreement, dated as of [•] between Executive and Olin (the “CIC Agreement”))]1 sets forth the entire understanding between Executive and Olin with respect to the subject matter hereof [and thereof]2. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement [and the CIC Agreement]3. All prior agreements, understandings and obligations (whether written, oral, express or implied) between Executive and Olin with respect to the subject matter hereof are terminated as of the date hereof [(including, specifically, the Executive Agreement between Olin and Executive dated as of [•])]4 and are superseded by this Agreement [and the CIC Agreement]. Notwithstanding the foregoing, the provisions of Section 7 shall not supersede any other agreements, understandings or obligations between Executive and Olin with respect to the subject matter thereof, which shall remain in full force and effect in accordance with their terms.

SECTION 3. Term; Executive’s Duties.

(a) This Agreement expires at the close of business on the third anniversary of the Effective Date, provided that on the first anniversary of the Effective Date and on each anniversary thereafter (any such anniversary being referred to herein as a “Renewal Date”) the

[1]	To be included only if Executive is also a party to a CIC Agreement; insert applicable date.
[2]	To be included only if Executive is also a party to a CIC Agreement.
[3]	To be included only if Executive is also a party to a CIC Agreement.
[4]	To be included only if Executive is a party to an existing Executive Agreement; insert applicable date.

term of this Agreement shall be extended for one additional year unless Olin has provided Executive with written notice at least 90 days in advance of the immediately succeeding Renewal Date that the term of this Agreement shall not be so extended, provided that the expiration of this Agreement shall not affect any of Executive’s rights resulting from a Termination occurring prior to such expiration. In the event of Executive’s death while employed by Olin, this Agreement shall terminate and be of no further force or effect on the date of Executive’s death. Executive’s death will not affect any of Executive’s rights resulting from a Termination prior to death.

(b) During the period of Executive’s employment by Olin, Executive shall devote Executive’s full time efforts during normal business hours to Olin’s business and affairs, except during vacation periods in accordance with Olin’s vacation policy and periods of illness or incapacity. Nothing in this Agreement will preclude Executive from devoting reasonable periods required for service as a director or a member of any organization involving no conflict of interest with Olin’s interest, provided that no additional position as director or member shall be accepted by Executive during the period of Executive’s employment with Olin without its prior consent.

SECTION 4. Executive Severance Payment.

(a) Subject to Section 4(b), in the event of a Termination occurring before the expiration of this Agreement, Olin will pay Executive, in substantially equal installments in accordance with Olin’s normal payroll practices, over a 12-month period immediately following the date of Termination, an aggregate amount equal to the Executive Severance, provided that no amounts shall be payable to Executive until the date on which the Release (described in Section 6) becomes effective.

(b) Notwithstanding Section 4(a), if Executive would otherwise have been required by Olin policy to retire at age 65, then if the date of Executive’s sixty-fifth birthday falls during the 12-month period described in Section 4(a), the aggregate amount payable pursuant to Section 4(a) shall be reduced to the amount equal to the product of (i) the Executive Severance, multiplied by (ii) a fraction, the numerator of which is the number of days from the date of Termination through and including the date of Executive’s sixty-fifth birthday and the denominator of which is 365, and such reduced amount shall be payable in substantially equal monthly installments over the period immediately following the date of Termination through the Executive’s sixty-fifth birthday, provided that no amounts shall be payable to Executive until the date on which the Release (described in Section 6) becomes effective.

(c) If on the date of Termination, Executive is eligible and is receiving payments under any then existing disability plan of Olin or its subsidiaries and affiliates, then Executive agrees that all such payments may, and will be, suspended and offset (subject to applicable law) for 12 months (or, if earlier, until Executive attains age 65, if Executive would otherwise have been required by Olin policy to retire at age 65) following the date of Termination. If after such period Executive remains eligible to receive disability payments, then such payments shall resume in the amounts and in accordance with the provisions of the applicable disability plan of Olin or its subsidiaries and affiliates.

(d) In the event Executive, in connection with the sale of an Olin business or assets to a third party or the transfer of an Olin business or Olin assets to a joint venture which would be owned directly or indirectly by Olin with one or more third parties, ceases to be employed by Olin and with Olin’s consent becomes employed by the buyer or its affiliate or the joint venture or its affiliate (a “New Employer”), Executive shall be entitled to the benefits provided under Section 4(a) (determined as if Executive incurred a Termination upon such cessation of employment with Olin) (subject to Sections 4(b), 4(c) and 12) and the first sentence of paragraph 5(a) (subject to paragraph 5(b)), and paragraph 5(c), if Executive has a Termination with the New Employer (with the New Employer being substituted for Olin in Section 1(d)) within 12 months of becoming employed by such New Employer. Any cash compensation amounts paid under this Section 4(d) shall be reduced by any severance, job transition or employment termination payments such Executive receives in cash from the New Employer in connection with the Termination.

SECTION 5. Other Benefits.

(a) If Executive becomes entitled to payment under Section 4(a), then (i) Executive will receive 12 months service credit under all Olin pension plans for which Executive was eligible at the time of the Termination (i.e., under Olin’s qualified pension plans to the extent permitted under then applicable law, otherwise such credit will be reflected in a supplementary pension payment from Olin to be due at the times and in the manner payments are due Executive under such qualified pension plans, it being understood that the Executive shall be permitted to receive payments from Olin’s pension plans (assuming the Executive otherwise qualifies to receive such payments and elects to do so), including any such supplementary pension payment, during the period that the Executive is receiving payments pursuant to Section 4(a)), and (ii) for 12 months from the date of the Termination, Executive (and Executive’s covered dependents) will continue to enjoy coverage on the same basis as a similarly situated active employee under all Olin medical, dental, and life insurance plans to the extent Executive was enjoying such coverage immediately prior to the Termination. Executive’s entitlement to insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 would commence at the end of the period during which insurance coverage is provided under this Agreement without offset for coverage provided hereunder. Executive shall accrue no vacation during the 12 months following the date of Termination but shall be entitled to payment for accrued and unused vacation for the calendar year in which the Termination occurs. If Executive receives the Executive Severance (including the amount referred to in Section 1(c)(ii)), Executive shall not be entitled to an ICP award for the calendar year of Termination if Termination occurs during the first calendar quarter. Even if Executive receives the Executive Severance (including the amount referred to in Section 1(c)(ii)), if Termination occurs during or after the second calendar quarter, Executive shall be entitled to a prorated ICP award for the calendar year of Termination which shall be determined by multiplying the average payout (as a percentage of the ICP standard) for all participants in the ICP in the same measurement organizational unit by a fraction, the numerator of which is the number of weeks in the calendar year prior to the Termination and the denominator of which is 52, which shall be payable at substantially the same time as ICP payments for the year in which Termination occurs are made to then current active employees. Executive shall accrue no ICP award following the date of Termination.

(b) Notwithstanding the foregoing Section 5(a), no such service credit or insurance coverage will be afforded by this Agreement with respect to any period after Executive’s sixty-fifth birthday, if Executive would otherwise have been required by Olin policy to retire at age 65.

(c) In the event of a Termination, Executive will be entitled at Olin’s expense to outplacement counseling and associated services in accordance with Olin’s customary practice at the time with respect to its senior executives who have been terminated other than for Cause. It is understood that the counseling and services contemplated by this Section 5(c) are intended to facilitate the obtaining by Executive of other employment following a Termination, and payments or benefits by Olin in lieu thereof will not be available to Executive.

SECTION 6. Release. Executive shall not be entitled to receive any of the payments or benefits set forth in Sections 4 and 5 unless Executive executes a Release (substantially in the form of Exhibit A hereto) in favor of Olin and others set forth in Exhibit A relating to all claims or liabilities of any kind relating to Executive’s employment with Olin or an affiliate and the termination of such employment, and such Release becomes effective in accordance with the terms thereof.

SECTION 7. Restrictive Covenants.

(a) As an inducement to Olin to provide the payments and benefits to Executive hereunder, Executive acknowledges and agrees that, [except as otherwise provided in Section 7(g),]5 in the event of Executive’s termination of employment for any reason, Executive agrees to comply with the restrictions set forth in Section 7(b) for a one-year period from the date of Termination (or, if earlier, until Executive attains age 65, if Executive would otherwise have been required by Olin policy to retire at age 65) (the “Non-Compete Term”), provided that if Executive’s employment is not terminated by reason of a Termination (and Executive therefore is not entitled to receive the payments and benefits set forth in Sections 4 and 5 hereof), then Executive need not comply with the restrictions set forth in Section 7(b).

(b) Executive acknowledges and agrees that, [except as otherwise provided in Section 7(g),]6 so long as Olin complies with its obligations to provide the payments required under Sections 4 and 5, Executive shall not during the Non-Compete Term, directly or indirectly: (i) render services for any corporation, partnership, sole proprietorship or any other person or entity or engage in any business which, in the judgment of Olin is or becomes competitive with Olin or any affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any affiliate (such judgment to be based on Executive’s positions and responsibilities while employed by Olin or an affiliate, Executive’s post-employment responsibilities and position with such corporation, partnership, sole proprietorship, person, entity or business, the extent of past, current and potential competition or conflict between Olin or an affiliate and such other corporation, partnership, sole proprietorship, person, entity or business, the effect on customers, suppliers and competitors of Executive’s assuming such post-employment

[5]	To be included only if Executive is a party to a CIC Agreement.
[6]	To be included only if Executive is a party to a CIC Agreement.

position, the guidelines established in the then-current edition of Olin’s Standards of Ethical Business Practices, and such other considerations as are deemed relevant given the applicable facts and circumstances), provided that Executive shall be free to purchase as an investment or otherwise, stock or other securities of such corporation, partnership, sole proprietorship, person, entity or business so long as they are listed upon a recognized securities exchange or traded over the counter and such investment does not represent a substantial investment to Executive or a greater than 1% equity interest in such corporation, partnership, sole proprietorship, person, entity or business or (ii) for Executive or for any other person, corporation, partnership, sole proprietorship, entity or business: (A) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of Olin, unless such employee or former employee has not been employed by Olin for a period in excess of six months; (B) call on or solicit any of the actual or targeted prospective clients of Olin on behalf of any corporation, partnership, sole proprietorship, person, entity or business in connection with any business competitive with the business of Olin; or (C) make known the names and addresses of such clients or any information relating in any manner to Olin’s trade or business relationships with such customers.

(c) Executive acknowledges and agrees (whether or not Executive is subject to the restrictions set forth in Section 7(b)) not to disclose, either while in Olin’s employ or at any time thereafter, to any person not employed by Olin, or not engaged to render services to Olin, any confidential information obtained by Executive while in the employ of Olin, including, without limitation, trade secrets, know-how, improvements, discoveries, designs, customer and supplier lists, business plans and strategies, forecasts, budgets, cost information, formulae, processes, manufacturing equipment, compositions, computer programs, data bases and tapes and films relating to the business of Olin and its subsidiaries and affiliates (including majority-owned companies of such subsidiaries and affiliates); provided, however, that this provision shall not preclude Executive from disclosing information (i) known generally to the public (other than pursuant to Executive’s act or omission) or (ii) to the extent required by law or court order. Executive also agrees that upon leaving Olin’s employ Executive will not take with Executive, without the prior written consent of an officer authorized to act in the matter by the Board any drawing, blueprint, specification or other document of Olin, its subsidiaries or affiliates, which is of a confidential nature relating to Olin, its subsidiaries or affiliates, including, without limitation, relating to its or their methods of distribution, or any description of any formulae or secret processes.

(d) Executive acknowledges and agrees that (i) the restrictive covenants contained in this Section 7 are reasonably necessary to protect the legitimate business interests of Olin, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind, (ii) Executive’s full, uninhibited and faithful observance of each of the covenants contained in this Section 7 will not cause Executive any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair Executive’s ability to obtain employment commensurate with Executive’s abilities and on terms fully acceptable to Executive or otherwise to obtain income required for the comfortable support of Executive and Executive’s family and the satisfaction of the needs of Executive’s creditors and (iii) the restrictions contained in this Section 7 are intended to be, and shall be, for the benefit of and shall be enforceable by, Olin’s successors and permitted assigns.

(e) Executive acknowledges and agrees that any violation of the provisions of Section 7 would cause Olin irreparable damage and that if Executive breaches or threatens to breach such provisions, Olin shall be entitled, in addition to any other rights and remedies Olin may have at law or in equity, to obtain specific performance of such covenants through injunction or other equitable relief from a court of competent jurisdiction, without proof of actual damages and without being required to post bond.

(f) In the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of this Agreement (whether in whole or in part) is void or constitutes an unreasonable restriction against Executive, such provision shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

(g) [Notwithstanding anything to the contrary in this Agreement, the provisions of Section 7(a) and 7(b) shall not apply to Executive, if Executive becomes entitled to receive severance payments and benefits pursuant to the CIC Agreement.]7

SECTION 8. Successors; Binding Agreement.

(a) Olin will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Olin, by agreement, in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Olin would be required to perform if no such succession had taken place. Failure of Olin to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle Executive to compensation from Olin in the same amount and on the same terms as Executive would be entitled to hereunder had a Termination occurred on the succession date. As used in this Agreement, “Olin” means Olin as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

(b) This Agreement shall be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 9. Notices. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

[insert address]

[7]	To be included only if Executive is a party to a CIC Agreement.

If to Olin:

Olin Corporation

190 Carondelet Plaza

Suite 1530

Clayton, MO 63105-3443

Attention: Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 10. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia (without giving effect to its principles of conflicts of law).

SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

SECTION 12. Mitigation. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any compensation received by Executive from a third party reduce such payment except as explicitly provided in this Agreement. Except as may otherwise be expressly provided herein, nothing in this Agreement will be deemed to reduce or limit the rights which Executive may have under any employee benefit plan, policy or arrangement of Olin and its subsidiaries and affiliates. Except as expressly provided in this Agreement, payments made pursuant to this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim which Olin and its subsidiaries and affiliates may have against Executive.

SECTION 13. Withholding of Taxes. Olin may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

SECTION 14. Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 8 above. Without limiting the foregoing, Executive’s right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by Executive contrary to this Section, Olin shall have no liability to pay any amount so attempted to be assigned or transferred.

SECTION 15. No Employment Right. This Agreement shall not be deemed to confer on Executive a right to continued employment with Olin.

SECTION 16. Disputes/Arbitration.

(a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration at Olin’s corporate headquarters in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive’s right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

(b) Olin shall pay all reasonable legal fees and expenses, as they become due, which Executive may incur to enforce this Agreement through arbitration or otherwise unless the arbitrator determines that Executive had no reasonable basis for Executive’s claim. Should Olin dispute the entitlement of Executive to such fees and expenses, the burden of proof shall be on Olin to establish that Executive had no reasonable basis for Executive’s claim.

(c) If any payment which is due to Executive hereunder has not been paid within ten (10) days of the date on which such payment was due, Executive shall be entitled to receive interest thereon from the due date until paid at an annual rate of interest equal to the Prime Rate reported in the Wall Street Journal, Northeast Edition, on the last business day of the month preceding the due date, compounded annually.

SECTION 17. Miscellaneous.

(a) No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and Olin; provided, however, that Olin may modify this Agreement to the extent Olin determines reasonable and necessary to ensure that this Agreement complies with, and that no additional taxes shall be imposed on Executive by reason of, Section 409A of the Internal Revenue Code of 1986, as amended. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(b) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

(c) Executive may not cumulate the benefits provided under this Agreement with any severance or similar benefits (“Other Severance Benefits”) that Executive may be entitled to by agreement with Olin (including, without limitation, pursuant to [the CIC Agreement or]8 an employment, severance or termination agreement, plan, arrangement or policy) or under applicable law in connection with the termination of Executive’s employment. To the extent that Executive receives any Other Severance Benefits, then the payments and benefits payable hereunder to such participant shall be reduced by a like amount. To the extent Olin is required to provide payments or benefits to any Executive under the Worker Adjustment and Retraining Notification Act (or any state, local or foreign law relating to severance or

[8]	To be included only if Executive is a party to a CIC Agreement.

dismissal benefits), the benefits payable hereunder shall be first applied to satisfy such obligation.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

OLIN CORPORATION

Name:
Title:

[Executive]

EXHIBIT A

RELEASE AGREEMENT

In consideration of the promises, payments and benefits provided for in the Executive Agreement, dated as of [•]9 (the “Executive Agreement”), between Olin Corporation (“Olin”) and                      (the “Executive”), Executive hereby agrees to the terms of this Release Agreement. Capitalized terms used and not defined in this Release Agreement shall have the meanings assigned thereto in the Executive Agreement.

1.	Employment Separation. Effective [•], Executive’s employment with Olin and its subsidiaries and affiliates (the “Company”) [will be] [was] terminated. On that date, all Company-paid benefits will cease except as otherwise set forth in the Executive Agreement. Executive will receive Executive’s final paycheck and any accrued, unused vacation, less all applicable withholdings and deductions, including but not limited to any overpayments made to Executive by the Company in any form (provided that the Company shall give Executive reasonable advance notice prior to making any deductions for any such overpayments).

2.	Executive Agreement Benefits. In consideration of the release set forth in Paragraph 4 of this Agreement, Executive shall be entitled to receive the Executive Severance and other benefits to which Executive is otherwise entitled pursuant to the terms and conditions of the Executive Agreement (the “Severance Benefits”). Executive acknowledges and agrees that, pursuant to the terms of the Executive Agreement, Executive is not entitled to receive the Severance Benefits unless this Agreement becomes effective in accordance with its terms and conditions.

3.	Non-Admission. It is specifically understood and agreed that this Agreement does not constitute and is not to be construed as an admission of any wrongdoing of any kind whatsoever on the part of Executive or any Releasee, as defined in Paragraph 4, and shall not be offered or used for that purpose.

4.	Waiver and Release.

a.	In exchange for the consideration described in Paragraph 2, Executive for Executive, Executive’s heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to as the “Releasor”), hereby irrevocably and unconditionally waives, releases, and forever discharges Olin and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, employee benefit plans and/or pension plans or funds, predecessors, successors and assigns, and its and their past, present or future officers, directors, trustees, fiduciaries, administrators, employees, agents, representatives, shareholders, predecessors, successors and assigns (hereinafter collectively referred to as the “Releasees”) from any and all claims, charges, demands, sums of money, actions, rights,

[9]	Insert applicable date.

promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed (hereinafter collectively referred to as “claims”) which the Releasor now or in the future may have or claim to have against the Releasees based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred at any time on or before the date Executive signs this Agreement, including, but not limited to any and all claims relating to or arising out of Executive’s employment, compensation and benefits with the Company, or the termination thereof, any and all defamation, personal injury and tort claims, wrongful termination claims, discrimination, harassment and retaliation claims, whistle-blower claims, fraud claims, contract claims, benefits claims, claims under any federal, state or municipal wage payment, whistle-blower, discrimination or fair employment practices law, statute or regulation, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1870, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Connecticut Fair Employment Practices Act, the federal Family and Medical Leave Act, the Connecticut Family and Medical Leave Act, the Connecticut Unfair Trade Practices Act, the common law of the State of Connecticut including but not limited to any claim for wrongful discharge in violation of public policy and all other federal, state or local statutes, which are or may be based upon any facts, acts, conduct, representation, omissions, claims, events, causes, matters or things of any conceivable kind or character existing or occurring at any time on or before the Effective Date (as defined in Paragraph 8 of this Agreement), and claims for costs, expenses and attorneys’ fees with respect thereto.

b.	Executive further agrees and covenants that should any person, organization or other entity file a charge, claim or sue or cause or permit to file any civil action, suit or legal proceeding involving any matter occurring at any time prior to Executive’s execution of this Agreement, Executive will not seek or accept any personal relief from such civil action, suit or proceeding.

5.	Non-Disclosure; Confidentiality. Executive agrees that Executive will keep confidential and not disclose, nor use for Executive’s benefit or the benefit of any other person or entity, any information received from the Company that is confidential or proprietary or that constitutes trade secrets of the Company.

6.	Non-Disparagement. Executive shall not, whether written or orally, criticize, denigrate or disparage the Company or any of the other Releasees.

7.	Return of Property and Documents. Executive represents and warrants that Executive has returned, or will immediately return, to the Company all Company property (including, without limitation, any and all Company identification cards, card key passes, corporate credit cards, corporate phone cards, computers and peripherals, cellphones, files, memoranda, reports, keys, and software).

8.	Review of Agreement; Revocation. Executive shall have the right to consider this Agreement for a period of twenty-one (21) days following Executive’s receipt of the Agreement, although Executive may choose to sign the Agreement prior to the expiration of such twenty-one (21) day period. Executive shall have the right to revoke this Agreement for a period of seven (7) days following its execution by giving written notice of such revocation to: Dennis R. McGough, Vice President, Human Resources, c/o Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105, by hand or certified mail, return receipt requested, so that such notice is received within the seven (7) day revocation period. This Agreement shall not become effective until the eighth (8th) day following its execution by Executive (the “Effective Date”).

9.	Severability. If, at any time after the Effective Date, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

10.	Choice of Law. The terms of this Agreement and all rights and obligations of the parties thereto including its enforcement shall be interpreted and governed by the laws of the State of Virginia.

11.	Modification of Agreement. No provisions of this Agreement may be modified, altered, waived or discharged unless such modification, alteration, waiver or discharge is agreed to in writing and signed by the parties hereto.

12.	Entire Agreement; Non-Compete. This Agreement and the Executive Agreement sets forth the entire agreement between the parties hereto, and any and all prior and contemporaneous agreements, discussions or understandings between the parties pertaining to the subject matter hereof have been and are merged into and superseded by this Agreement, provided, however, that this Agreement does not supersede or affect the parties’ agreements relating to trade secrets, confidential information, copyrights, non-competition, no-solicitation and the like (including, without limitation, the provisions of Section 7 of the Executive Agreement, notwithstanding anything to the contrary contained therein), which shall remain in full force and effect in accordance with their terms.

13.	Executive’s Rights; Acknowledgments. Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization or Olin’s designated legal compliance officer; (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (iv) challenging the validity of Executive’s release of claims under the ADEA. Executive acknowledges and agrees that:

a.	Severance Benefits exceed anything of value to which Executive would otherwise be entitled from the Company if Executive were not a party to this Agreement;

b.	Executive has had the opportunity to review and consider for twenty-one (21) days, the terms and provisions of this Agreement, although Executive is not prevented from executing this Agreement prior to the expiration of said twenty-one (21) day period, and Executive has been given the opportunity to revoke this Agreement for a period of seven (7) days following its execution;

c.	Executive has been advised by the Company to consult with an attorney of Executive’s choosing prior to executing this Agreement;

d.	Executive has carefully read this Agreement in its entirety and fully understand the significance of all of the terms and provisions; and

e.	Executive is signing this Agreement voluntarily and of Executive’s own free will and assent to all the terms and conditions contained herein.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the dates set forth below.

OLIN CORPORATION,

by
Name:
Title:

Date:

BY SIGNING BELOW, EXECUTIVE AFFIRMS THAT EXECUTIVE HAS READ THIS DOCUMENT, AND IS SATISFIED WITH THE INFORMATION THAT HAS BEEN PROVIDED TO EXECUTIVE, AND EXECUTIVE AGREES TO BE LEGALLY BOUND BY THE TERMS OF THIS AGREEMENT.

[EXECUTIVE]

By:
Date:

Sworn to me this day of :

Notary Public